Exhibit 99.1

Desktop Metal Announces Update on Cost Reduction Plans for 2023 to Accelerate Path to Profitability

●	Successful execution of June 2022 cost savings initiative delivered $50 million in annualized savings
●	Plan announced today adds additional $50 million, to deliver an aggregate savings of $100 million per year, double the target outlined in 2022
●	Four facilities are slated to be closed and consolidated into hub locations in the United States, and a workforce reduction of approximately 15% is planned
●	Reduction plan will improve margins, reduce COGS, and operating expenses and strengthen Desktop Metal’s position as a leader in Additive Manufacturing 2.0

BOSTON--(BUSINESS WIRE)-- Desktop Metal, Inc. (NYSE: DM), a global leader in additive manufacturing technologies for mass production, today announced an additional $50 million cost-reduction plan for 2023 that will prioritize investments and operations in line with near-term revenue generation, positioning the company to achieve its long term financial goals.

A key part of the cost reduction plan is a sweeping effort to streamline and consolidate several locations in the United States and Canada into four hubs in Massachusetts, Pennsylvania, Texas, and the Midwest. Today’s announced cost reduction plan also includes a workforce reduction of approximately 15%.

This plan, along with the cost optimization and strategic integration initiative commenced in June 2022, is expected to deliver annualized savings of $100 million in 2023. Desktop Metal will provide more detail on the progress of this effort throughout the year.

“These cost reductions will help us improve margins and reduce costs to accelerate our path to profitability. The Additive Manufacturing industry continues to mature and expand even in a challenging macroeconomic environment,” said Ric Fulop, Founder and CEO of Desktop Metal. “Our talent is the critical success factor that helps us drive the industry forward. These actions reinforce our highest priorities and create a flatter, more agile organization. I value the contributions of everyone who has served and continues to serve Desktop Metal. We are committed to managing this transition with care and respect."

About Desktop Metal

Desktop Metal, Inc., based in Burlington, Massachusetts, is accelerating the transformation of manufacturing with an expansive portfolio of 3D printing solutions, from rapid prototyping to mass production. Founded in 2015 by leaders in advanced manufacturing, metallurgy, and robotics, the company is addressing the unmet challenges of speed, cost, and quality to make additive manufacturing an essential tool for engineers and manufacturers around the world. Desktop Metal was selected as one of the world’s 30 most promising Technology Pioneers by the World Economic Forum, named to MIT Technology Review’s list of 50 Smartest Companies, and the 2021 winner of Fast Company’s Innovation by Design Award in materials and Fast Company’s Next Big Things in Tech Award for sustainability. For more information, visit www.desktopmetal.com.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements about Desktop Metal’s strategic integration and cost savings initiatives, expected restructuring charges, anticipated cost savings, long-term growth, market share, liquidity and profitability, are forward-looking statements. Forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to, the risks and uncertainties set forth in Desktop Metal, Inc.'s filings with the U.S. Securities and Exchange Commission. There is no guarantee Desktop Metal will achieve the cost savings it expects. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Desktop Metal, Inc. assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

CONTACTS

Media Relations:

Sarah Webster

sarahwebster@desktopmetal.com

(313) 715-6988

Investor Relations:

Jay Gentzkow

jaygentzkow@desktopmetal.com

(781) 730-2110